Exhibit 99.1 Business Update

Forward Looking Statements and Risk Factors This document contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. When Welltower uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “pro forma,” “estimate” or similar expressions that do not relate solely to historical matters, Welltower is making forward-looking statements. Forward-looking statements, including statements related to Funds From Operations guidance, are not guarantees of future performance and involve risks and uncertainties that may cause Welltower’s actual results to differ materially from Welltower’s expectations discussed in the forward-looking statements. This may be a result of various factors, including, but not limited to: the impact of the COVID-19 pandemic; uncertainty regarding the implementation and impact of the CARES Act and future stimulus or other COVID-19 relief legislation; the status of the economy; the status of capital markets, including availability and cost of capital; issues facing the health care industry, including compliance with, and changes to, regulations and payment policies, responding to government investigations and punitive settlements and operators’/tenants’ difficulty in cost effectively obtaining and maintaining adequate liability and other insurance; changes in financing terms; competition within the health care and seniors housing industries; negative developments in the operating results or financial condition of operators/tenants, including, but not limited to, their ability to pay rent and repay loans; Welltower’s ability to transition or sell properties with profitable results; the failure to make new investments or acquisitions as and when anticipated; natural disasters and other acts of God affecting Welltower’s properties; Welltower’s ability to re-lease space at similar rates as vacancies occur; Welltower’s ability to timely reinvest sale proceeds at similar rates to assets sold; operator/tenant or joint venture partner bankruptcies or insolvencies; the cooperation of joint venture partners; government regulations affecting Medicare and Medicaid reimbursement rates and operational requirements; liability or contract claims by or against operators/tenants; unanticipated difficulties and/or expenditures relating to future investments or acquisitions; environmental laws affecting Welltower’s properties; changes in rules or practices governing Welltower’s financial reporting; the movement of U.S. and foreign currency exchange rates; Welltower’s ability to maintain its qualification as a REIT; key management personnel recruitment and retention; and other risks described in Welltower’s reports filed from time to time with the SEC. Welltower undertakes no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise, or to update the reasons why actual results could differ from those projected in any forward-looking statements. 2

Recent Highlights – Since Previous Business Update on May 10, 2022 (1) Second Quarter 2022 Guidance Update • Raised midpoint of 2Q2022 net income attributable to common stockholders (“NICS”) guidance range to 23.5c per diluted share. Updated NICS guidance contemplates a range of 22c - 25c per diluted share as compared to previous guidance of 20c - 25c per diluted share • Raised midpoint of 2Q2022 normalized FFO guidance range to 85.5c per diluted share driven by better than anticipated QTD Seniors Housing Operating (SHO) fundamentals • Updated 2Q2022 FFO guidance contemplates a range of 84c - 87c per diluted share as compared to initial guidance range of 82c - 87c per diluted share Announced or Completed $2.8 billion of Capital Deployment Year-to-Date; Acquisition Opportunity Set Continues to Expand (2) • Since the 1Q22 earnings release, announced or completed approximately $750 million of new capital deployment; YTD capital deployment totals $2.8 billion and $8.4 billion since October 2020 • WELL’s near-term capital deployment expected to remain robust with ~$2.0 billion under contract, including opportunities across all property types and capital structure (3) • Liquidity profile remains exceptional with over $2.0 billion of combined proceeds from unsettled ATM shares and expected dispositions and loan payoffs ; seeing greater interest from sellers to accept operating partnership units (“OP Units”) following recent UPREIT conversion Agreement to Acquire 25-Property Senior Apartment Portfolio, Bringing Total Wellness Housing Platform to Nearly 10,000 Units • On June 6, 2022, announced an agreement to purchase a 25-property senior apartment portfolio from Calamar for $502 million or $172,000 per unit. The transaction is expected to be funded with cash, the assumption of debt, and UPREIT Operating Partnership (“OP”) Units • Following completion of the transaction, Welltower, already the largest owner of moderately priced age-restricted and age-targeted rental housing in the U.S., will significantly expand its market leadership with a total of nearly 10,000 units • Welltower’s Wellness Housing platform started in 2019 with the acquisition of the Clover portfolio and has since expanded to include Sparrow, Treplus, and now Calamar, among others Second Quarter 2022 Senior Housing Operating Portfolio Update • Quarter-to-date SHO portfolio spot occupancy growth of 80 bps is in line with expectations through June 3, 2022 despite the global rise in COVID-19 cases during the quarter (3) • Heading into the peak leasing months, occupancy gains have been broad-based quarter-to-date, increasing 70 bps in the U.S., 80 bps in Canada, and 190 bps in the U.K. • Pricing power remains robust with strong recognized renewal rate increases and improving street rates • QTD agency labor expense has continued to decline despite a recent increase in staff COVID cases; many operators reporting improved application volumes and hiring trends • Agency labor expense is expected to decline further in each quarter for the rest of the year, barring an additional COVID-19 surge 1. See Supplemental Financial Measures at the end of this presentation for reconciliations 3 2. Includes pro rata gross investments across acquisitions and loans YTD and since October 2020 and announced StoryPoint, Oakmont, and senior apartment portfolio acquisition agreements; excludes development funding 3. As of June 3, 2022

Capital Deployment | ~$2.0 of Transactions Billion Under Contract (1) Since pivoting to offense in October 2020, WELL has completed or announced approximately $8.4 billion of capital deployment • Additional high-conviction external growth to drive long-term per-share earnings upside for existing shareholders • Notable deals under contract (all to be funded, in part, through issuance of OP Units): • Oakmont: Agreement to purchase seven SH communities for $344 million, subject to customary closing conditions, with an expected high-single-digit unlevered IRR. Transaction expected to be funded through cash and issuance of OP Units • StoryPoint: Remaining tranches of previously announced StoryPoint transactions. Total transaction expected to generate a high-single-digit unlevered IRR and to be funded through cash, assumed debt, and issuance of OP Units • Calamar Senior Apartment Portfolio: Agreement to purchase 25 senior apartment properties (including 20 newer vintage properties and five currently under construction) for $502 million or $172,000 per unit. 18 stable and 2 lease up properties have an average age of 8 years. Transaction expected to be funded through cash, the assumption of debt, and issuance of OP Units • In addition to ~$2.0 billion under contract, currently evaluating additional $2.0 billion+ of opportunities • COVID-related challenges, labor market pressure, and shifting macroeconomic conditions may result in further near-term acquisition opportunities (2) • Significant capacity for future capital deployment with over $2.0 billion of combined proceeds from unsettled ATM shares and expected dispositions and loan payoffs ; seeing greater interest from sellers to potentially accept UPREIT operating partnership units Additional Long-Term Exclusive Partnership with Premier Seniors Housing Operator • Long-term exclusive partnership agreement signed with Retirement Unlimited, Inc. (“RUI”), one of the country’s premier seniors housing operators, with a significant presence on the East Coast • RUI’s operational excellence reflected by portfolio occupancy in the 90%+ range with virtually no utilization of agency labor • Welltower-RUI relationship expected to be seeded with 6-10 assets Missionwood Retirement Resort | Kelowna, BC Oakmont Fountaingrove Lodge | Santa Rosa, CA Lofts at Glenwood Place | Vancouver, WA 4 1. Includes pro rata gross investments across acquisitions and loans YTD and since October 2020 and announced StoryPoint, Oakmont, and senior apartment portfolio acquisition agreements; excludes development funding 2. As of June 3, 2022

Barbell Capital Allocation Strategy WELLNESS HOUSING Platform Provides Safe and Accessible Rental Housing SENIORS HOUSING Platform Growth Focused on Luxury-End of Affluent Micro Markets to Broader Group of Age-Targeted Residents • Capital deployment concentrated within highly desirable micro markets primarily in • Addresses significant and growing unmet demand for wellness and social-focused rental coastal markets of the United States and in Greater London, with a focus on the housing primarily in non-coastal US markets higher-end of the acuity spectrum • Low to moderate price point for middle income, age-targeted residents, including empty • Largely inelastic demand resulting from needs-based nature of product nesters and active adults, who will benefit from social security cost of living adjustments • High-touch product, superior care and offerings, coupled with high absolute level of wealth • Platform will consist of nearly 10,000 units following completion of Calamar portfolio allows for significant pricing power, irrespective of economic backdrop transaction with significant future growth expected through additional capital deployment opportunities, including development • Focused development pipeline targets underserved senior populations in high-barrier-to- entry micro markets with multi-year entitlement processes that limit threat of new supply • Wellness Housing properties operate with low-to-no staffing and an average length of stay of approximately 5 years, resulting in operating margins and capex budgets closer to • Operated under highly-aligned RIDEA 3.0 management contracts the multifamily sector • The properties are managed under standard multifamily contracts (1) (1) (2) P Pe er r Capi Capita ta Rea Real l E Es state tate Ow Owne ners rship hip by by Ge Gene nera ration tion Historical Cost of Living Adjustment 10% 2 25 50 TK SiSi len le tnt & BabBa y Bo byo Bo mom GeG ne XnX MiM lle iln le nn ia nlial 9% Projected 2023 8% 2 20 00 TK (2) increase of 8.9% 7% 6% 1 15 5T 0K 5% 1 10 00 TK 4% 3% 5T 50K 2% 1% 0T 0K 0% 1. Source: U.S. Census Bureau, Current Population Survey/Housing Vacancy Survey 2. https://www.fedsmith.com/2022/05/11/inflation-rate-2023-cola-prediction/ 5

Barbell Capital Allocation Strategy | Oakmont and Calamar Senior Apartment Portfolios

Continued Execution of BARBELL APPROACH to Capital Allocation

Seniors Housing - Oakmont Acquisition Overview

- As announced on May 10, 2022, Welltower entered into a definitive agreement to acquire seven seniors housing communities for $344 million with expected high-single digit unlevered IRR
- **Properties are located in affluent micro markets across California, with average Oakmont portfolio REVPOR of ~$9,000 per month**
- Current occupancy and NOI margins far exceed industry averages, reflecting superior locational attributes, needs-based nature of product, and Oakmont's operational acumen
- **Significant recognized renewal rate increases in recent periods mitigating impact of inflationary expense pressures**
- Acquisition is expected to be funded through cash on hand and the **issuance of UPREIT OP units**




Wellness Housing - Calamar Senior Apartment Acquisition Overview

- As announced on June 6, 2022, Welltower entered into a definitive agreement to acquire a 25-property senior apartment portfolio for $502 million, or $172,000 per unit
- **Properties are located primarily in non-coastal East Coast and Midwest markets with average monthly rent of $1,300 per unit**
- Maintained high levels of occupancy throughout COVID with favorable annual renewal rate increases demonstrating unmet demand for moderately priced senior apartments
- **The portfolio caters to a moderate income senior with an average resident age of 55-80 years and an average length of stay above five years**
- Calamar is expected to manage the properties subject to a traditional multifamily management contract under its Connect 55+ brand
- Acquisition is expected to be funded through cash on hand, the assumption of debt, and the **issuance of UPREIT OP units**




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Barbell Capital Allocation Strategy | Oakmont and Calamar Senior Apartment Portfolios Oakmont: luxury product in affluent California micro markets at premium price point Calamar: primarily non- coastal markets at approachable price point Calamar Acquisition Oakmont Acquisition Existing Oakmont Portfolio 7

Barbell Capital Allocation Strategy | Retirement Unlimited and Treplus Exclusive Long-Term Strategic Partnerships with RUI and Treplus Demonstrate BARBELL APPROACH to Capital Allocation Continued Execution of BARBELL APPROACH to Capital Allocation Seniors Housing - Retirement Unlimited, Inc. (“RUI”) Wellness Housing - Treplus • Leading owner/operator of 55+ active adult communities in Midwest U.S. • RUI is a premier operator of senior living communities on the East Coast of the U.S. • Best-in-class operations evidenced by 93% current occupancy and 35% NOI • Recently purchased three Class-A Treplus communities in 2Q22 with additional margins in RUI-operated portfolio properties in various stages of development • Monthly REVPOR of approximately $8,000 • Communities feature spacious, universally designed single-story residences, attached garages and private entrances • Virtually no utilization of agency labor through the pandemic • The communities have longer lengths of stay (80% retention rates) and generate • Focus on rich programming, including RUI University, helps drive robust pipeline of higher NOI margins future residents by engaging with the community • Relationship expected to be seeded with 6-10 assets • Welltower using data analytics to assist with site selection and help “grow the pie” for both parties • 15-year exclusive development pipeline agreement • 12-year exclusive development pipeline agreement 8

Global Financial Crisis Case Study Resilient Demand During GFC Driven By Needs-Based Nature of Seniors Housing (2) TTM Market Rent Growth (1) Seniors Housing Average Occupancy Office Retail Multi-Family Industrial Seniors Housing 4.0% 95% Seniors housing occupancy remained stable through the GFC 2.0% despite a significant deterioration in home values 0.0% 90% -2.0% -4.0% 85% -6.0% -8.0% 80% -10.0% -12.0% 75% 2008 2009 2010 2011 2012 1. Source: 1Q22 NIC MAP 99 Data 9 2. Source: CoStar, NIC MAP

Seniors Housing Update 10

(1) SHO Portfolio | COVID-19 Impact Weekly Staff COVID-19 Cases Weekly Resident COVID-19 Cases 1,600 1,000 900 1,400 800 Despite recent rise in 1,200 81% decline in staff cases 700 case counts, virtually 1,000 since peak in January 600 all communities remain 800 500 open to admissions 400 600 300 400 200 200 100 - - WELL US SHO Portfolio WELL UK SHO Portfolio WELL Canada SHO Portfolio Weekly Resident Cases Weekly Staff Cases Weekly Resident Cases Weekly Staff Cases Weekly Resident Cases Weekly Staff Cases 1,200 150 600 86% decline in staff 92% decline in staff 68% decline in staff 500 120 cases since peak cases since peak cases since peak 900 400 90 600 300 60 200 300 30 100 - - - All data presented as of June 3, 2022 as reported by operators 11

Occupancy Continues to Outperform Seasonal Trends (1,2) SHO Portfolio Same Store Sequential Occupancy Change Pre-COVID Avg 2021 2022 1.9% 2% 1.4% 1% 0.2% 0.4% 0.3% 0.0% -1% -0.4% -0.7% -2% Since the occupancy trough in late-1Q2021, sequential average occupancy growth has meaningfully outpaced pre-COVID averages, which is expected to continue through 2Q2022 -3% -3.1% -4% 1Q 2Q 3Q 4Q 1. Represents SHO same store portfolio each quarter at pro rata ownership; see each quarters respective Supplemental Information Report 12 2. Pre-COVID average represents 2016 through 2019

Post-COVID Recovery | Long-Term Secular Growth Opportunity Strong industry pricing power expected Compelling demand-supply backdrop to drive occupancy gains to offset inflationary pressures Demographic-Driven Demand Supply Deceleration Resilient Pricing Power (1) (2) (3) US 80+ Population Growth Seniors Housing Construction Starts WELL SHO Same Store REVPOR Growth 5.0% 5.0% 20M Construction Starts Average 4.5% 19M 4.0% 4.0% 18M 3.0% 3.5% 17M 3.0% 16M 2.0% 2.5% 15M 1.0% 2.0% 14M 1.5% 13M 0.0% 1.0% 12M REVPOR decline driven by mix shift; -1.0% 0.5% rate growth remained positive for 11M individual SH segments 0.0% 10M -2.0% 1. The Organisation for Economic Cooperation and Development (OECD) 2. Source: NIC MAP® Data Service, Primary and Secondary markets 13 3. Represents quarterly year-over-year Same Store REVPOR growth percentage. See each quarters’ respective Supplemental Information Report for a discussion of such supplemental reporting measure as well as the applicable reconciliations

Significant Wealth Accumulation Allows for Greater SH Affordability Backdrop to drive rate growth remains favorable (2) Home Price Appreciation | 1987 - Present S&P500 | 1981 – Present S&P/Case-Shiller U.S. National Home Price Index 5000 +11.9% average annual return over past 40 years 300 4500 A home purchased in 1987 is 4000 250 …Is now worth worth over 4x more today (3) ~$1 Million 3500 200 3000 2500 150 2000 A $10,000 investment 100 1500 made in 1981… 1000 50 (1) ~80% of seniors 75+ are homeowners 500 0 0 Seniors Housing is NOT INCOME DEPENDENT; generally funded through ASSET SALES and PERSONAL WEALTH 1. Source: U.S. Census Bureau, Current Population Survey/Housing Vacancy Survey 2. Source: Bloomberg as of 5/8/2022 14 3. Assumes reinvestment of dividends and annual compounding

Seniors Housing Backdrop Supports Sustained Revenue Acceleration in 2022+ SH Demand Remains Robust SH Construction Continues to Recede (1) (1) TTM Absorption Units Under Construction NIC MAP Primary and Secondary Markets NIC Primary and Secondary Markets 80K 8.0% TTM Absorption Pre-Covid Average Units Under Construction Units Under Construction (% Inventory) 50K Further decline in units 70K 7.0% under construction expected following sharp 30K decline in starts 60K 6.0% 50K 5.0% 10K 40K 4.0% -10K 30K 3.0% 1Q22 TTM Absorption +147% -30K (2) vs. Pre-Pandemic average 20K 2.0% -50K 10K 1.0% -70K 0K 0.0% 1. National Investment Center for Seniors Housing & Care – latest available data 15 2. Pre-pandemic average represents 1Q09-1Q20

SHO Portfolio | Path to Recovery

	Category	NOI ($M)
A)	**1Q22 Total Portfolio - IPNOI Portfolio ex HHS[(1)]**	**743**
B)	Stable Portfolio Remaining Occupancy Recovery	293
C)	Development, Lease-Up, Transitions and Acquisitions	143
D)	Lease-Up of COVID Class Acquisitions (4Q20-1Q22)	126
E)	**1Q22 Total Portfolio - Post COVID Recovery NOI**	**1,305**

A)	1Q22 Portfolio In-Place NOI excluding HHS[(1)]
B)	4Q19 Stable Portfolio - Incremental NOI from return to 4Q19 NOI levels
C)	Incremental NOI from: Development properties delivered subsequent to 4Q19, lease-up properties as of 4Q19, properties transitioned to SHO from SHNNN subsequent to 4Q19, properties acquired subsequent to 4Q19 and prior to 4Q20. NOI stabilization assumes return to Pre-COVID NOI for acquisition properties and underwritten stabilized NOI for development properties
D)	Incremental NOI from stabilization of acquisitions between 4Q20 and 1Q22
E)	1Q22 portfolio post-COVID recovery NOI. Represents portfolio occupancy of 87.2% and operating margin of 30.5%

$562 million embedded NOI growth in return to Pre-COVID levels



$1,400M
$1,200M
$1,000M
$800M
$600M
$400M
$200M
$0M
$743M
$293M
$143M
$126M
$1,305M
A
B
C
D
E
Occupancy 76.4%
Occupancy 87.2%

Potential for ADDITIONAL UPSIDE assuming return to PEAK OCCUPANCY of 91.2% in 4Q2015

1. Represents $745 million of IPNOI in 1Q22 excluding $2 million of HHS. See Supplemental Financial Measures at the end of this presentation for reconciliation

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Capital Deployment Update 17

Capital Deployment Since 4Q20

Capital Deployment Volume[1]

$8.4B GROSS INVESTMENTS

- ✓ **Initial yield of 5.9%; Stable yield of approximately 7.9%**
- ✓ Low last-dollar exposure and innovative structure offer downside protection
- ✓ Expected to generate high-single-digit to mid-teens unlevered IRRs to WELL

Granular & Off-Market Transactions

82 Total Transactions
326 OM and SH Properties Acquired
34K **Seniors Housing Units Acquired**

- ✓ Predictive analytics and exclusive operator relationships used to execute off-market investments
- ✓ Maximizing risk-adjusted return to WELL through creative investments across the capital stack
- ✓ Debt investments offer equity upside in form of warrants and/or bargain purchase options
- ✓ Seniors housing acquisitions executed at an average investment of $21.5 million per property

Significant Discount to Replacement Cost

$194K / unit Avg. Last Dollar Basis US transactions
£40K / unit Avg. Last Dollar Basis UK transactions

- ✓ Investments made at significant discount to replacement cost offer enhanced downside protection
- ✓ Limited recent market transactions priced above replacement cost serves to further curtail new supply



StoryPoint Fort Wayne | Fort Wayne, IN



Oakmont Ivy Park at Otay Ranch | Chula Vista, CA



HarborChase of Vero Beach | Vero Beach, FL

1. Includes pro rata gross investments across acquisitions and loans since October 2020 and announced StoryPoint, Calamar and Oakmont acquisition agreements; excludes development funding

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Foundation for Long-Term Growth Established Opportunity to deploy in excess of $3.0 billion Annually | Economics Defined During Pandemic NEW and PROPRIETARY long-term relationships with best-in-class developers and operators with either exclusive rights or right of first offer 5 20 5 30 $30B+ Relationships Formed Newly Formed COVID Additional Relationships Total Newly Established Potential Capital Deployment Pre-COVID Relationships Growth Relationships Currently In Progress Opportunity Over Next Decade New relationships formed during depths of COVID- 19 pandemic to create visible and significant long- term capital deployment opportunities 19 Centralized Capital Allocation; Decentralized Execution

Welltower Overview 20

Welltower at a Glance S&P + % BBB Baa1 $57B 2.8 Enterprise (1) Dividend Yield 500 (1) Value 125,000+ ~23M sq. ft. Seniors Housing & Outpatient Facilities Wellness Housing Units World's largest health & wellness real estate platform 1. Factset, as of June 3, 2022 21

Leadership Team SHANKH MITRA TIMOTHY G. MCHUGH JOHN F. BURKART Chief Operating Officer Chief Executive Officer & Chief Financial Officer Chief Investment Officer MATTHEW G. MCQUEEN AYESHA MENON JOSHUA T. FIEWEGER General Counsel & Senior Vice President Chief Accounting Officer Corporate Secretary Wellness Housing & Development 22

(1) WELL ESG Focus | Profit, Planet, People Building a Portfolio Serving our People and Good Governance for the Future our Communities is Good Business E S G • 80% Women and Minority Independent (1) Sustainability Goals & Achievements Gender parity across organization Director Leadership on the Board of Directors Targeting 10% reduction in • ESG Goals Incorporated into greenhouse gas (GHG) emissions, Management Compensation Plan (2) energy, and water use by 2025 • Separate Chairman & CEO roles First health care REIT to issue Green Lowest G&A Burden Amongst (3) Health Care REITs Bond (December 2019) Issued second Green Bond (March 2022) 1.2% 1.0% 0.8% 0.6% >50% 0.4% 0.2% 0.0% Employee participation across 8 Employee Network Groups G&A as % of Enterprise Value 1. See Welltower 2020 Environmental, Social and Governance Report and Business Update dated June 7, 2021 for additional details and disclosures 2. See Welltower 2020 Environmental, Social and Governance Report for additional details and disclosures 23 3. Most recently disclosed trailing twelve-month G&A; Enterprise Value as of May 9, 2022

Drivers of Per Share Cash Flow Growth Post-COVID fundamental recovery sustained by strong demographic trends, SECULAR GROWTH shift to value-based health care, and social determinants of health TAILWINDS External growth strategy underpinned by value-oriented capital deployment ACCRETIVE CAPITAL philosophy and data-driven decisions in innovative structures DEPLOYMENT DIVERSIFIED PLATFORM Strongly aligned operating partners, positioned for significant growth OF OPERATORS STRONG INTERNAL Entrepreneurial – Passionate – Diverse – Aligned TALENT BASE Value-based investment philosophy and innovative structure of transactions offer RISK significant downside protection MITIGANTS Strong investment grade balance sheet and robust liquidity profile 24

New Paradigm for Growth with Lower Entity-Level Risk

RECENT PAST DOES NOT REFLECT OUTLOOK FOR THE FUTURE

	Where we *Were* (2015-2020)		**Where we're *Going***
SENIORS HOUSING DEMAND	• Relatively flat demographic growth of key seniors housing demographic resulting from "Baby Bust" of 1928 - 1940	→	• **Sharply accelerating growth of 80+ age cohort**
SENIORS HOUSING SUPPLY	• Significant multi-year increase in seniors housing supply	→	• **Precipitous decline in starts resulting from accelerating construction costs and challenges in procuring construction financing**
PORTFOLIO	• Outsized operator and post-acute concentration: Genesis Healthcare comprised nearly 20% of WELL NOI	→	• **Substantially exited operating relationship with Genesis; immaterial post-acute care exposure following announced sales**(1)
OPERATOR PLATFORM	• Long-term revenue-based management contracts	→	• **Aligned interests via RIDEA 3.0 construct with shorter term management contracts**
INVESTMENT ENVIRONMENT	• Focused on improving portfolio quality through dispositions • **Prohibitive seniors housing valuations resulted in few net investment value creation opportunities**	→	• **Significant increase in net investment activity: abundant opportunities to create shareholder value through capital deployment**
EARNINGS GROWTH	• Lackluster growth resulting from elevated disposition activity and impact of COVID-19 pandemic	→	***At the cusp of multi-year period of compelling per share growth***

1. See Welltower press release and business update dated March 2, 2021

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Secular Societal & Technological Trends | Impact on Real Estate Sectors Precedent for EXTENDED PERIOD OF MULTIPLE EXPANSION in Secular Growth Sectors THEME REAL ESTATE SECTOR IMPACT E-Commerce Industrial Digital Technology Data Centers Mobile Phone Usage & Wireless Technology Cellular Towers AGING OF THE POPULATION HEALTH CARE 26

(1) Balanced Lease Structure Mitigates Impact of Inflationary Pressures Shorter duration leases in SHO portfolio allow for more frequent mark-to-market of rents SHO SH Triple-Net LT/PAC MOB Health System Hospital Li Ofte her Science 17% 9% 7% 24% 2% 30% ~3x increase in SHO (2) (3) 1Q 2012 NOI 1Q 2022 NOI 41% exposure over past 10 years 16% 5% 21% 28% (4) Approximately 2.8 year total portfolio weighted average lease term 1. WALT: Weighted Average Lease Term 2. Represents annualized NOI as reported in 1Q2012. See 1Q2012 Supplemental Information Report for further information 3. Represents in place NOI. See Supplemental Financial Measures at the end of this presentation for further information and reconciliation 4. Assumes 50% of SHO resident agreements reset on January 1 and 50% reset on the anniversary date (6 months). Weighted Average Lease Term/Maturity per 1Q2022 supplemental disclosure: SH NNN = 10 years, LT/PAC = 8 years, Outpatient Medical = 7 years; Health System = 14 years and based upon segment level 27 1Q2022 rental income

Seniors Housing 28

Seniors Housing Operator Platform | Power of Diversification $$$ Monthly Rent Diversity across Acuity, Geography and Operating Model $ Low High Average Portfolio Acuity 29 25 29

Demographic Backdrop | Rapidly Aging Population 4.5% (1) 80+ Population CAGR | Historical and Projected US Population CAGR by Age Cohort | 2020 - 2029 4.0% 5.0% 2010-2019 2020-2029 4.0% 4.5% 3.5% 4.0% 4.3% 3.0% 4.0% 3.5% 2.5% 3.0% 3.1% 2.0% 2.5% 1.4% 2.0% 2.4% 1.5% 1.5% 1.8% 1.0% 1.5% 1.0% 0.3% 0.5% 0.2% 0.5% 0.0% 0.0% US UK CAN 20-39 40-59 60-79 80+ 3.5% 5.0% UK Population CAGR by Age Cohort | 2020 - 2029 Canada Population CAGR by Age Cohort | 2020 - 2029 4.5% 3.0% 3.1% 4.0% 4.3% 2.5% 3.5% 2.0% 3.0% 1.5% 1.5% 2.5% 1.9% 2.0% 1.0% 1.5% 0.5% 1.0% -0.2% -0.2% 0.5% 0.4% 0.0% 0.5% -0.5% 0.0% 20-39 40-59 60-79 80+ 20-39 40-59 60-79 80+ 1. The Organisation for Economic Cooperation and Development (OECD). Data as of September 20, 2021 30

Seniors Housing Supply | Construction Remains Well Below Peak Levels (1) (1) Construction Starts Units Under Construction NIC Primary and Secondary Markets NIC Primary and Secondary Markets 14K 5.0% 80K 8.0% Construction Starts Construction Starts (% Inventory) Units Under Construction Units Under Construction (% Inventory) 4.5% 70K 7.0% 12K Further decline in units under 65% decline in starts 4.0% construction expected since 4Q17 peak following sharp decline in starts 60K 6.0% 10K 3.5% 50K 5.0% 3.0% 8K 2.5% 40K 4.0% 6K 2.0% 30K 3.0% 1.5% 4K 20K 2.0% 1.0% Recent construction starts 2K at 2012/2013 levels 10K 1.0% 0.5% 0K 0.0% 0K 0.0% 31 1. Source: NIC MAP® Data Service

Seniors Housing Supply | Surging Construction Costs Material increase in cost of development for ALL RESIDENTIAL property types including SENIORS HOUSING Lumber Cement Copper 1,800 650 11K 1,600 +97% since 2017 +30% since 2017 +69% since 2017 600 10K 1,400 550 9K 1,200 500 8K 1,000 800 450 7K 600 400 6K 400 350 5K 200 0 300 4K Aluminum Steel 4,000 2,500 +47% since 2017 +108% since 2017 3,500 2,000 3,000 1,500 2,500 1,000 2,000 500 1,500 1,000 0 WEAKER DEVELOPMENT ECONOMICS LEADING TO SHARP DECLINE IN SENIORS HOUSING SUPPLY 32 SOURCE: Factset, as of 6/1/2022

Balance Sheet Update - As Previously Disclosed on May 10, 2022 33

(1) Capitalizing the Opportunity - As Previously Disclosed on May 10, 2022 Disciplined Focus on Efficient & Low-Cost Capital Sourcing ✓ Access to secured and unsecured ✓ Pivot between multiple sources of capital ✓ Recycle capital to improve portfolio quality debt financing based upon cost and availability and capitalize on market inefficiencies $8B | PUBLIC EQUITY $8B $15B • Efficiently raised via ATM & DRIP programs since 2015 $15B | DISPOSITIONS • Asset sales completed since 2015 $36B $13B | DEBT • $6B of dispositions completed during • Unsecured debt issued since 2015 COVID-19 pandemic at near at average interest rate of 3.5% pre-pandemic valuations • Investment grade balance sheet (BBB+/Baa1) $13B • $4 billion revolving credit facility at LIBOR + 77.5bps 34 1. All data as of 3/31/2022

Balance Sheet Highlights – As Previously Disclosed on May 10, 2022 Recent Highlights Near Term Liquidity Profile • Since January 1, 2022 sold 20.9 million shares of common stock under our (2) Cash and Restricted Cash $367 ATM program via forward sale agreements for total gross proceeds of approximately $1.9 billion Line of Credit Capacity $3,700 • As of May 9, 2022, approximately 19.5 million shares remain unsettled Total Available Liquidity $4,067 which are expected to generate future gross proceeds of $1.8 billion (3) Expected Proceeds from Assets Held for Sale and Loan Payoffs $352 (1) • Net debt/Adjusted EBITDA of 7.10x as of March 31, 2022 ; SHO portfolio (4) Remaining Proceeds from At-the-Market Equity Issuance $1,760 occupancy and margin recovery is expected to drive further improvement to leverage metrics in future quarters Total Near-Term Available Liquidity $6,179 • Net debt/Adjusted EBITDA of 6.22x assuming 1Q2022 run rate investment activity, 2Q2022 investment activity, expected (5) proceeds from assets held for sale and settlement of equity sold Unsecured Debt Covenant Compliance on forward basis 1Q22 Covenant Compliance • Despite near-trough cash flow, balance sheet capacity remains strong Secured Indebtedness 5.9% <40.0% ✓ with net-debt to consolidated enterprise value at just 24.1% to Total Assets Total Indebtedness • In March 2022, issued $550 million in 3.85% senior unsecured green notes 42.5% <60.0% ✓ To Total Assets due June 2032 Unencumbered Assets To 2.73x >1.50x ✓ • No material unsecured senior note maturities until 2024 Total Unsecured Debt Fixed Charge 4.17x >1.50x ✓ Coverage Ratio 1. See Supplemental Financial Measures at the end of this presentation 2. Cash balance of $367 million as of March 31, 2022 3. Includes expected proceeds of $265 million related to assets held for sale as of 1Q2022 and $87 million in near-term expected loan payoffs as of March 31, 2022 4. Shares issued through WELL’s at-the-market program on a forward basis not yet settled through May 9, 2022 5. Welltower's unsecured debt covenant definitions were recently updated to reflect market precedent for senior unsecured note issuances subsequent March 1, 2021. Covenant calculations based on updated definitions are as follows: Secured Indebtedness to Total Assets: 4.9%, Total 35 Indebtedness to Total Assets: 35.4%, Unencumbered Assets to Unsecured Debt: 2.73x, Fixed Charge Coverage Ratio: 4.17x

Pro Forma Leverage - *As Previously Disclosed on May 10, 2022*

Pro Forma Reduction in Net Debt/Adjusted EBITDA



7.20x
7.00x
6.80x
6.60x
6.40x
6.20x
6.00x
7.10x
0.02x
0.05x
0.08x
0.73x
6.22x
1Q22 ex HHS(1)
1Q22 Transaction Run Rate(2)
2Q22 QTD Transaction Run Rate(3)
Proceeds from Assets Held for Sale(4)
Settlement of Equity Sold on Forward Basis(5)
Current Pro Forma Leverage

Organic De-Leveraging From Recovery in SH NOI

$562 million in EBITDA recovery to pre-COVID occupancy levels[6] **expected to drive further reduction in leverage**

Credit Outlook

Weighted Average Maturity of 6.9 Years

Baa1	BBB+
Moody's	S&P Global

1. Represents 1Q2022 Net Debt to Adjusted EBITDA ex HHS fund received. See Supplemental Financial Measures at the end of this presentation
2. Includes pro forma adjustments to reflect acquisition and disposition activity in 1Q2022 as if all transactions occurred on January 1, 2022
3. Includes pro forma adjustments to reflect $428 million in acquisition activity closed in 2Q2022 through May 9, 2022, assuming capitalization of 65% equity and 35% debt, and $70 million in dispositions as if all transactions occurred on January 1, 2022
4. Includes pro forma adjustment to reflect proceeds of $281 million related to 1Q2022 assets held for sale and expected loan payoffs as of March 31, 2022 not yet closed as if the transactions had occurred on January 1, 2022
5. Includes pro forma adjustment to reflect proceeds of $1.48 billion from the settlement of shares issued through WELL's at-the-market program on a forward basis ($1.76 billion not yet settled through May 9, 2022 less $278 million in proceeds to fund 65% of $428 million in acquisitions closed in 2Q22)
6. See slide 17 for additional details on potential NOI upside

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Well-Laddered Debt Maturity Schedule[1,2,3]


Weighted Average Maturity of 6.9 Years
USD Unsecured
USD Secured
GBP Unsecured
CAD Unsecured
CAD Secured
Line of Credit and Commercial Paper
WAI
$3,500M
$3,000M
$2,500M
$2,000M
$1,500M
$1,000M
$500M
$0M
2.93%
2.42%
3.78%
3.78%
3.22%
2.95%
4.47%
2.84%
3.06%
2.77%
4.42%

($mm)	2022	2023	2024	2025	2026	2027	2028	2029	2030	2031	After
Secured Debt	559	537	303	640	130	189	95	281	36	32	160
Unsecured Debt	-	700	1,350	1,260	700	740	1,473	1,050	750	1,350	2,858
Lines of Credit & Commercial Paper	-	-	-	-	300	-	-	-	-	-	-
Total	**559**	**1,237**	**1,653**	**1,900**	**1,130**	**929**	**1,568**	**1,331**	**786**	**1,382**	**3,018**

1. Represents principal amounts due excluding unamortized premiums/discounts or other fair value adjustments as reflected on the balance sheet
2. The 2026 maturity reflects the $190,000,000 in principal outstanding on our unsecured commercial paper program as of as of March 31, 2022. The unsecured revolving credit facility is comprised of a $1,000,000,000 tranche that matures on June 4, 2023 (none outstanding at March 31, 2022) and a $3,000,000,000 tranche that matures on June 4, 2025 ($110,000,000 at March 31, 2022). Both tranches may be extended for two successive terms of six months at our option. Commercial paper borrowings are backstopped by the unsecured revolving credit facility. As such, we calculate the weighted average remaining term of our commercial paper borrowings using the extended maturity date of the unsecured revolving credit facility
3. 2023 includes a $500,000,000 unsecured term loan and a CAD $250,000,000 unsecured term loan (approximately $200,288,000 USD at March 31, 2022). The loans mature on July 19, 2023. The interest rates on the loans are LIBOR + 0.9% for USD and CDOR + 0.9% for CAD.

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Supplemental Financial Measures 38

Non-GAAP Financial Measures We believe that revenues, net income and net income attributable to common stockholders ( NICS ), as defined by U.S. generally accepted accounting principles ( U.S. GAAP ), are the most appropriate earnings measurements. However, we consider Funds From Operations ( FFO ), Net Operating Income ( NOI ), In-Place NOI ( IPNOI ), Same Store NOI ( SSNOI ), REVPOR and Same Store REVPOR ( SS REVPOR ), EBITDA and Adjusted EBITDA to be useful supplemental measures of our operating performance. Excluding EBITDA and Adjusted EBITDA these supplemental measures are disclosed on our pro rata ownership basis. Pro rata amounts are derived by reducing consolidated amounts for minority partners’ noncontrolling ownership interests and adding our minority ownership share of unconsolidated amounts. We do not control unconsolidated investments. While we consider pro rata disclosures useful, they may not accurately depict the legal and economic implications of our joint venture arrangements and should be used with caution. Our supplemental reporting measures and similarly entitled financial measures are widely used by investors, equity and debt analysts and rating agencies in the valuation, comparison, rating and investment recommendations of companies. Our management uses these financial measures to facilitate internal and external comparisons to historical operating results and in making operating decisions. Additionally, these measures are utilized by the Board of Directors to evaluate management. None of the supplemental reporting measures represent net income or cash flow provided from operating activities as determined in accordance with U.S. GAAP and should not be considered as alternative measures of profitability or liquidity. Finally, the supplemental reporting measures, as defined by us, may not be comparable to similarly entitled items reported by other real estate investment trusts or other companies. Multi-period amounts may not equal the sum of the individual quarterly amounts due to rounding. 39

FFO and Normalized FFO Historical cost accounting for real estate assets in accordance with U.S. GAAP implicitly assumes that the value of real estate assets diminishes predictably over time as evidenced by the provision for depreciation. However, since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient. In response, the National Association of Real Estate Investment Trusts ( NAREIT ) created FFO as a supplemental measure of operating performance for REITs that excludes historical cost depreciation from net income. FFO attributable to common stockholders, as defined by NAREIT, means net income attributable to common stockholders, computed in accordance with U.S. GAAP, excluding gains (or losses) from sales of real estate and impairments of depreciable assets, plus real estate depreciation and amortization, and after adjustments for unconsolidated entities and noncontrolling interests. Normalized FFO attributable to common stockholders represents FFO adjusted for certain items detailed in the reconciliations. Normalizing items include adjustments for certain non-recurring or infrequent revenues/expenses that are described in our earnings press releases for the relevant periods. We believe that Normalized FFO attributable to common stockholders is a useful supplemental measure of operating performance because investors and equity analysts may use this measure to compare our operating performance between periods or to other REITs or other companies on a consistent basis without having to account for differences caused by unanticipated and/or incalculable items. . 40

Earnings Outlook Reconciliation Outlook Reconciliation: Quarter Ending June 30, 2022 (in millions, except per share data) Prior Outlook Current Outlook Low High Low High FFO Reconciliation: Net income attributable to common stockholders $ 94 $ 117 $ 103 $ 117 (1) Depreciation and amortization 323 323 323 323 NAREIT FFO attributable to common stockholders 417 440 426 440 (1,2) Normalizing items, net (39) (39) (39) (39) Normalized FFO attributable to common stockholders $ 378 $ 401 $ 387 $ 401 Diluted per share data attributable to common stockholders: Net income $ 0.20 $ 0.25 $ 0.22 $ 0.25 NAREIT FFO $ 0.90 $ 0.95 $ 0.92 $ 0.95 Normalized FFO $ 0.82 $ 0.87 $ 0.84 $ 0.87 (1) Other items: Net straight-line rent and above/below market rent amortization $ (25) $ (25) $ (25) $ (25) Non-cash interest expenses 5 5 5 5 Recurring cap-ex, tenant improvements, and lease commissions (39) (39) (39) (39) Stock-based compensation 6 6 6 6 1. Amounts presented net of noncontrolling interests' share and Welltower's share of unconsolidated entities 2. Primarily relates to NHI lease termination in April. 41

NOI, IPNOI, SSNOI, REVPOR & SS REVPOR We define NOI as total revenues, including tenant reimbursements, less property operating expenses. Property operating expenses represent costs associated with managing, maintaining and servicing tenants for our properties. These expenses include, but are not limited to, property-related payroll and benefits, property management fees paid to operators, marketing, housekeeping, food service, maintenance, utilities, property taxes and insurance. General and administrative expenses represent costs unrelated to property operations and transaction costs. These expenses include, but are not limited to, payroll and benefits, professional services, office expenses and depreciation of corporate fixed assets. IPNOI represents NOI excluding interest income, other income and non-IPNOI and adjusted for timing of current quarter portfolio changes such as acquisitions, development conversions, segment transitions, dispositions and investments held for sale. SSNOI is used to evaluate the operating performance of our properties using a consistent population which controls for changes in the composition of our portfolio. As used herein, same store is generally defined as those revenue-generating properties in the portfolio for the relevant year-over-year reporting periods. Land parcels, loans and sub-leases as well as any properties acquired, developed/redeveloped (including major refurbishments where 20% or more of units are simultaneously taken out of commission for 30 days or more), sold or classified as held for sale during that period are excluded from the same store amounts. Properties undergoing operator and/or segment transitions (except Seniors Housing Triple-net to Seniors Housing Operating with the same operator) are also excluded from same store amounts. Normalizers include adjustments that in management’s opinion are appropriate in considering SSNOI, a supplemental, non- GAAP performance measure. None of these adjustments, which may increase or decrease SSNOI, are reflected in our financial statements prepared in accordance with U.S. GAAP. Significant normalizers (defined as any that individually exceed 0.50% of SSNOI growth per property type) are separately disclosed and explained in the relevant supplemental reporting package. No reconciliation of the forecasted range for SSNOI on a combined basis or by property type is included in this release because we are unable to quantify certain amounts that would be required to be included in the comparable GAAP financial measure without unreasonable efforts, as we believe such reconciliation would imply a degree of precision that could be confusing or misleading to investors. No reconciliation of the forecasted range for SSNOI on a combined basis or by property type is included in this release because we are unable to quantify certain amounts that would be required to be included in the comparable GAAP financial measure without unreasonable efforts, and we believe such reconciliation would imply a degree of precision that could be confusing or misleading to investors. REVPOR represents the average revenues generated per occupied room per month at our seniors housing operating properties. It is calculated as our pro rata version of total resident fees and services revenues from the income statement divided by average monthly occupied room days. SS REVPOR is used to evaluate the REVPOR performance of our properties under a consistent population which eliminates changes in the composition of our portfolio. It is based on the same pool of properties used for SSNOI and includes any revenue normalizations used for SSNOI. We use REVPOR and SS REVPOR to evaluate the revenue- generating capacity and profit potential of its seniors housing operating portfolio independent of fluctuating occupancy rates. They are also used in comparison against industry and competitor statistics, if known, to evaluate the quality of our seniors housing operating portfolio. We believe NOI, IPNOI, SSNOI, REVPOR and SS REVPOR provide investors relevant and useful information because they measure the operating performance of our properties at the property level on an unleveraged basis. We use these metrics to make decisions about resource allocations and to assess the property level performance of our properties. 42

In-Place NOI Reconciliations (dollars in thousands) 1Q22 In-Place NOI by property type 1Q22 % of Total Net income (loss) $ 65,751 Seniors Housing Operating $ 745,316 41 % Loss (gain) on real estate dispositions, net (22,934) Seniors Housing Triple-Net 383,528 21 % Loss (income) from unconsolidated entities 2,884 Outpatient Medical 434,884 24 % Income tax expense (benefit) 5,013 Health System 172,368 9 % Other expenses 26,069 Long-Term/Post-Acute Care 89,252 5 % Provision for loan losses, net (804) Total In-Place NOI $ 1,825,348 100 % Loss (gain) on extinguishment of debt, net (12) Loss (gain) on derivatives and financial instruments, net 2,578 General and administrative expenses 37,706 Depreciation and amortization 304,088 Interest expense 121,696 Consolidated net operating income 542,035 (1) NOI attributable to unconsolidated investments 20,142 (2) NOI attributable to noncontrolling interests (34,999) Pro rata net operating income (NOI) 527,178 Adjust: Interest income (39,673) (3) Other income (11,133) Sold / held for sale (2,804) (4) Non operational 1,053 (5) Non In-Place NOI (21,668) (6) Timing adjustments 3,384 In-Place NOI 456,337 Annualized In-Place NOI $ 1,825,348 (1) Represents Welltower's interest in joint ventures where Welltower is the minority partner. (2) Represents minority partner's interest in joint ventures where Welltower is the majority partner and includes an adjustment to remove NOI related to a leasehold portfolio interest for 26 properties assumed by a wholly-owned affiliate in conjunction with the Holiday Retirement transaction. Subsequent to the initial transaction, we purchased eight of the leased properties and one of the properties was sold by the landlord and removed from the lease. No rent will be paid in excess of net cash flows relating to the leasehold properties. (3) Excludes amounts recognized in other income related to the Health and Human Services Provider Relief Fund in the US and similar programs in the UK and Canada. (4) Primarily includes development properties and land parcels. (5) Primarily represents non-cash NOI. (6) Represents timing adjustments for current quarter acquisitions, construction conversions and segment or operator transitions. 43

EBITDA and Adjusted EBITDA We measure our credit strength both in terms of leverage ratios and coverage ratios. The leverage ratios indicate how much of our balance sheet capitalization is related to long-term debt, net of cash and cash equivalents and restricted cash. We expect to maintain capitalization ratios and coverage ratios sufficient to maintain a capital structure consistent with our current profile. The ratios are based on EBITDA and Adjusted EBITDA. EBITDA is defined as earnings (net income per income statement) before interest expense, income taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA excluding unconsolidated entities and including adjustments for stock-based compensation expense, provision for loan losses, gains/losses on extinguishment of debt, gains/losses/impairments on properties, gains/losses on derivatives and financial instruments, other expenses, additional other income and other impairment charges. We believe that EBITDA and Adjusted EBITDA, along with net income, are important supplemental measures because they provide additional information to assess and evaluate the performance of our operations. Our leverage ratios include net debt to Adjusted EBITDA. Net debt is defined as total long-term debt, excluding operating lease liabilities, less cash and cash equivalents and restricted cash. 44

Net Debt to Adjusted EBITDA (dollars in thousands) Three Months Ended Three Months Ended March 31, March 31, 2022 2022 (3) Net income $ 65,751 Long-term debt obligations $ 14,652,497 Interest expense 121,696 Cash and cash equivalents and restricted cash (367,043) Income tax expense (benefit) 5,013 Net debt 14,285,454 Depreciation and amortization 304,088 Adjusted EBITDA 503,327 EBITDA 496,548 Adjusted EBITDA annualized $ 2,013,308 Loss (income) from unconsolidated entities 2,884 Net debt to Adjusted EBITDA ratio 7.10 x Stock-based compensation expense 7,445 Loss (gain) on extinguishment of debt, net (12) Loss (gain) on real estate dispositions, net (22,934) Provision for loan losses, net (804) Loss (gain) on derivatives and financial instruments, net 2,578 Other expenses 26,066 (1) Leasehold interest adjustment (8,457) (2) Casualty losses, net of recoveries 13 Adjusted EBITDA $ 503,327 1. Represents $13,941,000 of revenues and $5,484,000 of property operating expenses associated with a leasehold portfolio interest relating to 26 properties assumed by a wholly-owned affiliate in conjunction with the Holiday Retirement transaction. Subsequent to the initial transaction, we purchased eight of the leased properties and one of the properties was sold by the landlord and removed from the lease. No rent will be paid in excess of net cash flow relating to the leasehold properties and therefore, the net impact has been excluded from Adjusted EBITDA. 2. Represents casualty losses net of any insurance recoveries. 3. Includes unamortized premiums/discounts, other fair value adjustments and financing lease liabilities. Excludes operating lease liabilities related to ASC 842 adoption. 45

Pro Forma Net Debt to Adjusted EBITDA

(dollars in thousands)

	Three Months Ended March 31, 2022 (Actual) (1)	HHS Received(2)	1Q22 Acquisitions and Dispositions (3)	2Q22 Announced Acquisitions and Loan Funding (4)	ATM Forward Sale Settlement (5)	March 31, 2022 Held-for-Sale Dispositions & Loan Payoffs (6)	Three Months Ended March 31, 2022 (Pro Forma)
Adjusted EBITDA	$ 503,327	$ (580)	$ 1,756	$ 6,127	$ —	$ (4,304)	$ 506,326
Annualized Adjusted EBITDA	$ 2,013,308	$ (2,320)	$ 7,024	$ 24,508	$ —	$ (17,216)	$ 2,025,304
Net Debt (7)	$ 14,285,454	$ —	$ —	$ 79,967	$ (1,481,676)	$ (282,254)	$ 12,601,491
Net Debt to Adjusted EBITDA	7.10 x						6.22 x

1. Please refer to calculation of Adjusted EBITDA for the three months ended March 31, 2022 on page the previous slide.
2. Pro forma adjustment to remove Health and Human Services grants received and recognized during the three months ended March 31, 2022.
3. Pro forma adjustment to reflect acquisition and loan funding activity for the three months ended March 31, 2022, as well as disposition activity for the same period as detailed on the Gross Investment Activity page of our Supplemental Information report for 1Q22, as if the transactions occurred on January 1, 2022. Pro forma adjustments are based on estimates and assumptions and are preliminary in nature, and should not be assumed to be an indication of the results that would have been achieved had the transactions been completed as of the date indicated.
4. Pro forma adjustment to reflect 1.) the $428 million of acquisitions and loan funding activity occurring since March 31, 2022, as if the transactions occurred on January 1, 2022, assuming capitalization of 65% equity and 35% debt and 2.) $70 million of dispositions and loan payoff activity occurring since March 31, 2022, as if the transactions occurred on January 1, 2022, assuming the proceeds reduce net debt. Pro forma adjustments are based on estimates and assumptions and are preliminary in nature, and should not be assumed to be an indication of the results that would have been achieved had the transactions been completed as of the date indicated.
5. Pro forma adjustment to reflect $1.76 billion of expected net cash proceeds associated with the settlement of forward sales under our ATM program as if such forward sales were settled on January 1, 2022 offset by assumed capitalization of 65% of the $428 million of acquisitions and loan funding activity occurring since March 31, 2022.
6. Pro forma adjustment to reflect the impact of the expected sale of properties classified as held-for-sale as of March 31, 2022 and expected loan payoffs, as if the transactions occurred on January 1, 2022. Pro forma adjustments are based on estimates and assumptions and are preliminary in nature, and should not be assumed to be an indication of the results that would have been achieved had the transactions been completed as of the date indicated. Furthermore, transactions not yet closed are subject to customary closing conditions and there can be no assurances as to the timing of closing.
7. Net debt includes unamortized premiums/discounts, other fair value adjustments and financing lease liabilities of $110,824,000 but excludes operating lease liabilities of $438,175,000. Furthermore, net debt includes cash and cash equivalents and restricted cash.

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